Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FIRST QUARTER RESULTS

Net income improves 31.3% to kick off 2021

MONDOVI, Wis., April 15, 2021 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 31.3% improvement in net income to $18.0 million, or 22 cents per diluted share, for the first quarter ended March 31, 2021, from $13.7 million, or 17 cents per diluted share, for the first quarter of 2020.

Operating Results Comparison

	Percentage	Percentage	Percentage
	Increase	Increase	Increase
	Three Months	Year	Year
	Ended	Ended	Ended
	March 31,	December 31,	December 31,
	2021 vs. 2020	2020 vs. 2019	2019 vs. 2018

Operating revenue	2.0%	3.7%	7.1%

Operating revenue, net of fuel surcharges	2.5%	6.8%	8.6%

Operating income	33.1%	21.9%	8.7%

Net income	31.3%	13.8%	11.0%

Operating revenue improved 2.0% to $223.0 million for the first quarter of 2021 from $218.6 million for the first quarter of 2020. Excluding fuel surcharges, operating revenue improved 2.5% to $198.2 million for the 2021 quarter from $193.4 million for the 2020 quarter. Fuel surcharge revenue decreased slightly to $24.9 million for the 2021 quarter from $25.2 million for the 2020 quarter.

Operating income improved 33.1% to $24.0 million for the first quarter of 2021 from $18.0 million for the first quarter of 2020.

Operating expenses as a percentage of operating revenue improved to 89.2% for the first quarter of 2021 from 91.8% for the first quarter of 2020. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 87.9% from 90.7%.

Chairman and Chief Executive Officer Randolph L. Marten said, “Our talented and determined people followed up the impact of the severe winter weather in February with an extremely strong finish to our first quarter, earning 10 cents per diluted share in the month of March. The 33.1% operating income improvement in our 2021 first quarter continues the consistent solid growth we achieved in 2020 of 21.9% and in 2019 of 8.7%, demonstrating our earnings leverage across some challenging operating environments.”

“We have been increasing and will continue to increase the compensation from our customers for our premium services within the tightening freight market, which is the result of both accelerating demand and constraining capacity driven by the intensifying national driver shortage. We expect to continue to build on our momentum in expanding the capacity we provide within our unique multifaceted business model across our diverse customer base with our continued improvements to our aggressive levels of driver compensation and benefits, safety and technology.”

“We embrace our responsibility to keep our valued drivers, maintenance personnel and employees across all functions and regions safe and healthy as they each contribute to our transporting and distributing the food, beverages and other consumer goods essential to millions of people in North America. We paid our drivers $876,000 this February for their available hours not driven due to the persistent unsafe weather conditions, compared with $46,000 in February of 2020.”

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across the Company’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	March 31,	December 31,
(In thousands, except share information)	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$88,583	$66,127
Receivables:
Trade, net	89,552	83,426
Other	3,489	4,202
Prepaid expenses and other	19,434	21,903
Total current assets	201,058	175,658

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	934,405	930,123
Accumulated depreciation	(281,812)	(275,950)
Net property and equipment	652,593	654,173
Other noncurrent assets	1,698	1,805
Total assets	$855,349	$831,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,060	$25,702
Insurance and claims accruals	41,712	39,595
Accrued and other current liabilities	24,079	24,497
Total current liabilities	97,851	89,794
Deferred income taxes	122,183	121,098
Noncurrent operating lease liabilities	337	411
Total liabilities	220,371	211,303

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 82,774,936 shares at March 31, 2021, and 82,705,005 shares at December 31, 2020, issued and outstanding	828	827
Additional paid-in capital	85,019	85,070
Retained earnings	549,131	534,436
Total stockholders’ equity	634,978	620,333
Total liabilities and stockholders’ equity	$855,349	$831,636

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months
	Ended March 31,
(In thousands, except per share information)	2021	2020

Operating revenue	$223,046	$218,646

Operating expenses (income):
Salaries, wages and benefits	72,998	72,761
Purchased transportation	40,765	40,445
Fuel and fuel taxes	28,937	28,297
Supplies and maintenance	11,015	12,228
Depreciation	25,687	25,427
Operating taxes and licenses	2,712	2,639
Insurance and claims	11,446	12,284
Communications and utilities	2,083	1,985
Gain on disposition of revenue equipment	(1,984)	(1,555)
Other	5,389	6,103

Total operating expenses	199,048	200,614

Operating income	23,998	18,032

Other	(10)	(97)

Income before income taxes	24,008	18,129

Income taxes expense	6,002	4,411

Net income	$18,006	$13,718

Basic earnings per common share	$0.22	$0.17

Diluted earnings per common share	$0.22	$0.17

Dividends declared per common share	$0.04	$0.027

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	March 31,		March 31,	March 31,
(Dollars in thousands)	2021	2020	2021 vs. 2020	2021 vs. 2020
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$83,919	$83,857	$62	0.1%
Truckload fuel surcharge revenue	10,996	11,275	(279)	(2.5)
Total Truckload revenue	94,915	95,132	(217)	(0.2)

Dedicated revenue, net of fuel surcharge revenue	66,902	64,159	2,743	4.3
Dedicated fuel surcharge revenue	11,335	10,878	457	4.2
Total Dedicated revenue	78,237	75,037	3,200	4.3

Intermodal revenue, net of fuel surcharge revenue	19,446	20,594	(1,148)	(5.6)
Intermodal fuel surcharge revenue	2,558	3,086	(528)	(17.1)
Total Intermodal revenue	22,004	23,680	(1,676)	(7.1)

Brokerage revenue	27,890	24,797	3,093	12.5

Total operating revenue	$223,046	$218,646	$4,400	2.0%

Operating income:
Truckload	$11,415	$6,785	$4,630	68.2%
Dedicated	8,936	8,533	403	4.7
Intermodal	1,461	1,306	155	11.9
Brokerage	2,186	1,408	778	55.3
Total operating income	$23,998	$18,032	$5,966	33.1%

Operating ratio:
Truckload	88.0%	92.9%
Dedicated	88.6	88.6
Intermodal	93.4	94.5
Brokerage	92.2	94.3
Consolidated operating ratio	89.2%	91.8%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months
	Ended March 31,
	2021	2020
Truckload Segment:
Revenue (in thousands)	$94,915	$95,132
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,057	$3,814
Average tractors(1)	1,609	1,691
Average miles per trip	534	559
Non-revenue miles percentage(2)	10.3%	11.2%
Total miles (in thousands)	38,283	41,039

Dedicated Segment:
Revenue (in thousands)	$78,237	$75,037
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,214	$3,304
Average tractors(1)	1,619	1,494
Average miles per trip	307	306
Non-revenue miles percentage(2)	0.8%	0.7%
Total miles (in thousands)	31,999	31,536

Intermodal Segment:
Revenue (in thousands)	$22,004	$23,680
Loads	7,982	9,737
Average tractors	134	100

Brokerage Segment:
Revenue (in thousands)	$27,890	$24,797
Loads	14,575	16,108

At March 31, 2021 and March 31, 2020:
Total tractors(1)	3,361	3,377
Average age of company tractors (in years)	1.6	1.8
Total trailers	5,344	5,420
Average age of company trailers (in years)	3.2	2.6
Ratio of trailers to tractors(1)	1.6	1.6

	Three Months
	Ended March 31,
(In thousands)	2021	2020

Net cash provided by operating activities	$43,570	$43,480
Net cash used for investing activities	(17,417)	(36,632)
Net cash used for financing activities	(3,697)	(2,173)

Weighted average shares outstanding:
Basic	82,758	82,214
Diluted	83,359	82,864

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 133 and 106 tractors as of March 31, 2021 and 2020, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.